EXHIBIT 10.15

                              DOCUCON, INCORPORATED

                        1997 EMPLOYEE STOCK PURCHASE PLAN

                                    ARTICLE 1

                                     PURPOSE

      Section 1.1 PURPOSE. The Docucon, Incorporated 1997 Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby employees of Docucon, Incorporated (hereinafter referred to, unless the context otherwise requires, as the "Company") and its subsidiary corporations will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock, par value $.01 per share (the "Common Stock"), of the Company. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

                                   ARTICLE II

                                   DEFINITIONS

      Section 2.1 BASE PAY. "Base Pay" shall mean regular straight-time earnings, excluding payments for overtime, shift premium, bonuses and other special payments, commissions and other marketing incentive payments.

      Section 2.2 COMMITTEE. "Committee" shall mean the individuals described in
Article XI.

      Section 2.3 EMPLOYEE. "Employee" shall mean any person who is customarily employed on a full-time or part-time basis by the Company and is regularly scheduled to work more than 30 hours per week.

      Section 2.4 SECTION 16 EMPLOYEE. "Section 16 Employee" shall mean any Employee who is an officer (as such term is defined for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder) or a Director of the Company; provided, however, that if at any time participation in the Plan is open to Employees who, directly or indirectly, beneficially own more than 10% of any class of the Company's equity securities, such term shall also be deemed to include such Employees regardless of their status as officers or Directors of the Company.

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      Section 2.5 SUBSIDIARY CORPORATION. "Subsidiary Corporation" shall mean any present or future corporation which (I) would be a "subsidiary corporation" of Docucon, Incorporated as that term is defined in Section 424 of the Code and
(ii) is designated as a participant in the Plan by the Committee.

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

      Section 3.1 INITIAL ELIGIBILITY. Any Employee who shall be employed by the Company on the date of his participation in the Plan is to become effective (an "Eligible Employee") shall be eligible to participate in offerings under the Plan which commence on or after such 90-day period has concluded.

      Section 3.2 LEAVE OF ABSENCE. For purposes of participation in the Plan, a person on leave of absences shall be deemed to be an Employee for the first 90 days of such leave of absence and such Employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such Employee shall have returned to regular full-time or part-time employment (as such the case may be) prior to the close of business on such 90th day. Termination by the Company of any Employee's leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate an Employee's employment for all purposes of the Plan and shall terminate such Employee's participation in the Plan and right to exercise any option.

      Section 3.3 RESTRICTIONS OF GRANT OF OPTIONS. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan:

      (a) if, immediately after the grant of the option, such Employee would own Common Stock, and/or hold outstanding options to purchase Common Stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Close shall apply in determining stock ownership of any Employee); or

      (b) which permits his rights to purchase Common Stock under all employee stock purchase plans of the Company of a type described in Section 423 of the Code to accrue at a rate which exceeds $25,000 in fair market value of the Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

      Section 3.4 COMMENCEMENT OF PARTICIPATION. An Eligible Employee may become a participant in the Plan by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the office of the Vice President,
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Finance of the Company on or before the date therefor by the Committee, which date shall be prior to the Offering Commencement Date for the Offering (as such terms are defined below) (a "Participant"). Payroll deductions for a Participant shall commence on the applicable Offering Commencement Date when his authorization foe a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the Participant as provided in Article VII.

                                   ARTICLE IV

                                    OFFERINGS

      Section 4.1 ANNUAL OFFERINGS. The Plan will be implemented by four annual offerings of the Company's Common Stock (the "Offerings") beginning on the 1st say of January in each of the years 1998, 1999, 2000 and 2001, such offering terminating on December 31st of the following year, provided, however, that each annual Offering may, in the discretion of the Committee exercised prior to the commencement thereof, be divided into two six-month Offerings commencing, respectively, on January 1 and July 1 of such year and terminating on June 30th of the following year and December 31st of such year, respectively. The maximum number of shares issued in the respective years shall be:

      (a)   From January 1, 1998, to December 31, 1998: 200,000 shares.

      (b) From January 1, 1999, to December 31, 1999: 200,000 shares plus unissued shares from the prior Offerings, whether offered or not.

      (c) From January 1, 2000, to December 31, 2000: 200,000 shares plus unissued shares from prior Offerings, whether offered or not

      (d) From January 1, 2001, to December 31, 2001: 200,000 shares plus unissued shares from the prior Offerings, whether offered or not.

      If a six-month Offering is made, the maximum number of shares to be issued shall be one-half of the number of shares set forth for the annual period in which the six-month Offering falls, plus, if the Offering is a July 1 to December 31 Offering, unissued shares, whether offered or not, from the immediately preceding six-month Offering. As used in the Plan, the term "Offering Commencement Date" means the January 1 or July 1, as the case may be, on which the particular Offering begins and "Offering Termination Date" means the June 30 or December 30, as the case may be, on which the particular Offering terminates.

                                    ARTICLE V

                               PAYROLL DEDUCTIONS

      Section 5.1 AMOUNT OF DEDUCTION. At the time a Participant files his authorization for payroll deduction, he shall elect to have deductions made from his Base Pay for each pay period during the time he is a Participant in an Offering at the rate of
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1,2,3,4,5,6,7,8,9,10,11,12,13,14 or 15% of his Base Pay in effect at the
Offering Commencement Date of such Offering. In the case of a part-time hourly Employee, such Employee's Base pay during an Offering shall be determined by multiplying such Employee's hourly rate of pay in effect in the Offering Commencement Date by the number of regularly scheduled hours of work for such Employee during such Offering.

      Section 5.2 PARTICIPANT'S ACCOUNT. All payroll deductions made by the Company for a Participant shall be credited to such Participant's account under the Plan. A Participant may not make any separate cash payment into such account, except when on leave of absence, and then only as provided in Section
5.4 hereof.

      Section 5.3 CHANGE IN PAYROLL DEDUCTION. A Participant may discontinue his participation in the Plan as provided in Article VII, but no other change can be made by a Participant during an Offering. Without limiting the generality of the foregoing, a Participant may not alter the rate of his payroll deductions for that Offering.

      Section 5.4 LEAVE OF ABSENCE. If a Participant goes on a leave of absence, such Participant may elect to (a) withdraw the balance in his or her account pursuant to Section 7.2 hereof, (b) discontinue contributions to the Plan but remain a Participant in the Plan, or (c) remain a Participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the Participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such Participant are insufficient to meet such Participant's authorized payroll deductions.

                                   ARTICLE VI

                               GRANTING OF OPTION

      Section 6.1 NUMBER OF OPTION SHARES. On the Offering Commencement Date of each Offering, a Participant shall be deemed to have been granted an option to purchase a maximum number of shares of the Common Stock of the Company equal to an amount determined as follows: an amount equal to the product of (I) that percentage of the Employee's Base Pay which he has authorized deduction of (but not in any case in excess of 15% of Base Pay) multiplied by (ii) the Employee's Base Pay during the period of the Offering, divided by (iii) 85% of the market value of the Common Stock of the Company on the applicable Offering Commencement Date. The market value of the Company's Common Stock shall be determined as provided in Section 6.2(a) and (b) hereof. An Employee's Base Pay during the period of an Offering shall be determined by multiplying, in the case of a one-year Offering, his normal weekly rate of pay (as in effect on the last day prior to the Offering Commencement Date of such Offering) by 52 or his normal hourly rate by 2,080 or, in the case of a six-month Offering, by 26 or 1040, as the case may be, provided that, in the case of a part-time hourly Employee, the Employee's Base Pay during the period of an Offering shall be determined by multiplying such
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Employee's hourly rate by the number of regularly scheduled hours of work for such Employee during such Offering.

      Section 6.2 OPTION PRICE. The option price of Common Stock purchased with authorized payroll deductions during such annual Offering for a Participant shall be the lesser of:

      (a) 85% of the closing price of the Common Stock on the Offering Commencement Date or the nearest prior business day on which trading occurred on the Market, as defined herein below; or

      (b) 85% of the closing price of the Common Stock on the Offering Termination Date or the nearest prior business day on which trading occurred on the Market, as defined herein below.

For purposes of this Section 6.2, "Market" shall mean, if the shares of Common Stock are traded on the New York Stock Exchange or American Stock Exchange, such exchanges, or, if the shares if Common Stock are not traded on such exchanges, the over-the-counter market (or if the Common Stock shall be quoted by the National Association of Securities Dealers Automated Quotation System, them the NASDAQ System), or if the shares of Common Stock are not traded in the over-the-counter market, then, for purposes of Section 602(a) and (b), the closing price of the Common Stock shall be such fair market value as determined by the Board of Directors of the Company (which determination shall be conclusive and binding for all purposes).

                                   ARTICLE VII

                               EXERCISE OF OPTION

      Section 7.1 AUTOMATIC EXERCISE. Unless a Participant gives written notice to the Company as hereinafter provided, his option for the purchase of Common Stock with authorized payroll deductions during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering , for the purchase of the number of full shares off Common Stock which the accumulated authorized payroll deductions in his account at such time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the Participant pursuant to
Section 6.1 hereof), and any excess in his account at such time will be returned to him.

      Section 7.2 WITHDRAWAL OF ACCOUNT. By written notice to the Vice President, Finance of the Company, at any time prior to the Offering Termination Date applicable to any Offering, a Participant may elect to withdraw the balance of the accumulated authorized payroll deductions in his account at such time.
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      Section 7.3 FRACTIONAL SHARES. Fractional shares will not be issued under the Plan and any accumulated authorized payroll deductions which would have been used to purchase fractional shares will be returned to the Participant promptly following the termination of an Offering, without interest.

      Section 7.4 EXERCISE AND TRANSFERABILITY OF OPTION. During a Participant's lifetime, options held by such Participant shall be exercisable only by that Participant and subject to Sections 12.1 and 12.2 hereof, shall not be transferable.

      Section 7.5 DELIVERY OF COMMON STOCK. As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each Participant, as appropriate, the Common Stock purchased upon exercise of his option.

                                  ARTICLE VIII

                                   WITHDRAWAL

      Section 8.1 IN GENERAL. As indicated in Section 7.2 hereof, a Participant may withdraw authorized payroll deductions credited too his account under the Plan at any time by giving written notice to the Vice President, Finance of the Company. All of the Participant's authorized payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal, and no further payroll deductions will be made from his Base Pay during such offering. The Company may, at its option, treat any attempt to borrow by a participant on the security of his accumulated authorized payroll deductions as an election, under Section 7.2 hereof, to withdraw such deductions.

      Section 8.2 EFFECT ON SUBSEQUENT PARTICIPATION. A Participant's withdrawal from any offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

      Section 8.3 TERMINATION OF EMPLOYMENT. Upon termination of the Participant's employment for any reason, including retirement (but excluding death while in the employ of the Company or continuation of a leave of absence for a period exceeding 90 days), the authorized payroll deductions credited to his account will be returned to him, or, in the case of his subsequent to the termination of his employment, to the person or persons designated on accordance with Section 12.1 hereof.

      Section 8.4 TERMINATION OFF EMPLOYMENT DUE TO DEATH. Upon termination of employment because of a participant's death, his beneficiary (as defined in
Section 12.1 hereof) shall have the right to elect, by written notice given to the Vice President, Finance of the Company prior to the earlier of the Offering Termination Date or the expiration of a period of 60 days commencing with the date of the death of the Participant, either:
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      (a)   to withdraw all of the authorized payroll deductions credited to the
            Participant's account under the Plan, or

      (b) to exercise the Option for the purchase of Common Stock on the Offering Termination Date following the date of the Participant's death for the purchase of the number of full shares of Common Stock which the accumulated authorized deductions in the Participant's account at the date of the Participant's death will purchase at the applicable option price, and any excess in such account will be remitted to said beneficiary, without interest.

In the event that no such written notice of election shall be duly received by the office of the Vice President, Finance of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (a) above, to withdraw all of the Participant's account balance.

      Section 8.5 LEAVE OF ABSENCE. A Participant on leave of absence shall, subject to the election made by such Participant pursuant to Section 5.4 hereof, continue to be a Participant in the Plan so long as such Participant is on continuous leave of absence. A participant who has been on leave of absence for more than 90 days and who therefore is not an Employee for the purpose of the Plan shall not be entitled to participate in any Offering commencing after the 90th day of such leave of absence. Not withstanding any other provisions of the Plan, unless a Participant on leave of absence returns to regular full time or part time employment with the Company at the earlier of: (a) the termination of such leave or absence of (b) three months following the 90th day of such leave of absence, such Participant's participation in the Plan shall terminate on whichever of such dates first occurs.

                                   ARTICLE IX

                          SPECIAL PROVISIONS APPLICABLE
                             TO SECTION 16 EMPLOYEES

      Section 9.1 WAIVER OF RIGHT FROM PARTICIPATION DURING ANY OFFERING PERIOD. Notwithstanding any contrary provision contained in this Plan, a Participant who is a Section 16 Employee shall be subject to the restrictions on withdrawal from participation in the Plan and disposition of shares of Common Stock obtained through exercise of options granted under the Plan set forth in Sections 9.2 and
9.3 hereof unless such Participant shall, not later than six months prior to any Offering Termination Date deliver to the Committee a waiver, of such Participant's rights under Sections 7.2 and 8.1 to withdraw from participation in the Offering which concludes on such Offering Termination Date. The Committee, in its discretion, may prescribe forms on which such waivers must be made.
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      Section 9.2 EFFECT OF WITHDRAWAL FROM PARTICIPATION BY A SECTION 16
EMPLOYEE. Ant Participant who is a Section 16 Employee who makes a withdrawal from his account as provided in Section 7.2 and 8.5 or otherwise ceases to participate in the Plan may not resume participation in the Plan until the expiration of six months from the date of such withdrawal or cessation.

      Section 9.3 HOLDING PERIOD FOR STOCK ACQUIRED ON EXERCISE OF OPTION. Any Participant who is a Section 16 Employee and who, to any Offering, has not delivered to the Committee the waiver contemplated by Section 9.1 hereof not later than six months prior to the Offering Termination Date, may not sell or otherwise transfer or dispose of shares of Common Stock acquired upon exercise of the option granted to him during such Offering until at least the earlier of
(a) six months after the Offering Termination Date or (b) six months after the date on which such a waiver is delivered to the Committee with respect to such Offering, except as otherwise permitted under Rule 16b-3(d)(2)(I) promulgated under the Securities Exchange Act of 1934, as such regulation may be amended from time to time, or any successor regulation thereto.

                                    ARTICLE X

                                    INTEREST

      Section 10.1 PAYMENT OF INTEREST. No interest will be paid or allowed on any authorized payroll deductions paid into the Plan or credited to the account of any Participant Employee.

                                   ARTICLE XI

                                      STOCK

      Section 11.1 MAXIMUM SHARES. The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.4 hereof shall be 200,000 shares in each annual Offering (100,000 shares in each six-month Offering), plus in each Offering all unissued shares from prior Offerings, whether offered or not, not to exceed 800,000 shares for all Offerings. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with
Article VI exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of authorized payroll deductions credited to the account of each Participant under the Plan shall be disbursed to him as promptly as possible.

      Section 11.2 PARTICIPANT'S INTEREST IN COMMON STOCK UNDERLYING OPTION. The Participant will have no interest in Common Stock covered until such option has been exercised.
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      Section 11.3 REGISTRATION OF COMMON STOCK. Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs by written notice to the Vice President, Finance of the Company prior to the Offering Termination Date applicable thereto, in the names of the names if the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

      Section 11.4 RESTRICTIONS ON EXERCISE. The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either:

      (a) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

      (b) the Participant shall have represented at the time of purchase in form and substance satisfactory to the Company, that is his intention to purchase the shares for investment and not for resale or distribution.

                                   ARTICLE XII

                                 ADMINISTRATION

      Section 12.1 APPOINTMENT OF COMMITTEE. The Compensation Committee of the Board of Directors (the "Committee") shall administer the Plan. No member of the Committee shall be eligible to purchase Common Stock under the Plan.

      Section 12.2 AUTHORITY OF COMMITTEE. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions off the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

      Section 12.3 RULES GOVERNING THE ADMINISTRATION OF THE COMMITTEE. All determinations of the Committee shall be made by a majority of it members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.
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                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

      Section 13.1 DESIGNATION OF BENEFICIARY. A Participant may file a written designation of a beneficiary who is to receive any Common Stock and/or cash under the Plan with the Vice President, Finance of the Company. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Vice President, Finance of the Company. Upon the death of a Participant and upon receipt by the Company of proof of identity and existence at the Participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary pursuant to the terms of the Plan. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the Participant as the Company may designate. No beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the Common Stock or cash credited to the Participant or his account under the Plan.

      Section 13.2 TRANSFERABILITY. Neither authorized payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.2 hereof.


      Section 13.3 USE OF FUNDS. All authorized payroll deductions withheld by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such authorized payroll deductions.

      Section 13.4 ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

      (a) If, while any options are outstanding, the outstanding shares of Common Stock of the Company have increased, changes to, or have been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price
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            or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted. No adjustments shall be made for stock dividends. For the purpose of this paragraph, any distribution of shares to stockholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

      (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon sale of substantially all of the property or capital stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 12.4 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

      Section 13.5 AMENDMENT AND TERMINATION. The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Corporation (I) increase the maximum number of shares which may be issued under any Offering (except pursuant to Section 12.4 hereof), or (ii) amend the requirements as to the class of Employees eligible to purchase Common Stock under the Plan or permit the members of the Committee to purchase Common Stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase Common Stock, adversely effect the rights of such Employee under such option.

      Section 13.6 EFFECTIVE DATE. The Plan shall become effective as of October 1,1997, subject to approval by the holders of the majority of the Common Stock present and represented at a special or annual meeting of the shareholders held on or before December 31, 1997. If the Plan is not so approved, the Plan shall not become effective and all transactions under the Plan prior to such stockholder vote, if any, shall be deemed to be null and void.

      Section 13.7 NO EMPLOYMENT RIGHTS. The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employee or class of Employees to purchase any shares under the Plan, or create in any Employee or class of
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Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

      Section 13.8 EFFECT OF PLAN. The provisions of the Plan shall, in accordance with its term, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

      Section 13.9 GOVERNING LAW. The law of the State of Delaware will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.